Filed pursuant to Rule 424(b)(3)
Registration No. 333-264548

CLARION PARTNERS REAL ESTATE INCOME FUND INC.

SUPPLEMENT DATED JUNE 9, 2022 TO

THE STATEMENT OF ADDITIONAL INFORMATION DATED APRIL 28, 2022

Effective June 1, 2022, the following replaces the section titled “Financial Statements” in the Fund’s Statement of Additional Information:

The audited financial statements of the Fund and related report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, contained in the Fund’s Annual Report to Stockholders for the period ended December 31, 2021, as filed with the SEC on Form N-CSR on March 1, 2022, are hereby incorporated by reference. In addition, the audited financial statements of the Fund’s significant subsidiaries and related reports of Baker Tilly US, LLP, an independent registered public accounting firm, contained in the Fund’s amended Annual Report to Stockholders for the period ended December 31, 2021, as filed with the SEC on Form N-CSR on June 1, 2022, are hereby incorporated by reference. A copy of the Annual Report may be obtained upon request and without charge by calling (888) 777-0102 or by visiting the SEC’s website at http://www.sec.gov. No other portions of the Fund’s Annual Report are incorporated herein by reference.

Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

Please retain this supplement for future reference.

CLAR941660